Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 116 to the Registration Statement on Form N-1A of Fidelity Capital Trust: Fidelity Capital Appreciation Fund and Fidelity Value Fund of our reports dated December 10, 2013; Fidelity Disciplined Equity Fund of our report dated December 17, 2013 and Fidelity Focused Stock Fund of our report dated December 6, 2013 relating to the financial statements and financial highlights included in the October 31, 2013 Annual Report to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts December 20, 2013